                                                                     EXHIBIT 2.1
                         AGREEMENT AND PLAN OF MERGER
                           OF PREVIEW TRAVEL, INC.,
                            A DELAWARE CORPORATION,
                                      AND
                             PREVIEW TRAVEL, INC.,
                           A CALIFORNIA CORPORATION

     This Agreement and Plan of Merger dated as of October __, 1997 (the "Agreement") is between Preview Travel, Inc., a California corporation ("Preview
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Travel-California"), and Preview Travel, Inc., a Delaware corporation ("Preview
-----------------                                                       -------
Travel-Delaware").  Preview Travel-Delaware and Preview Travel-California are
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sometimes referred to in this Agreement as the "Constituent Corporations."
                                                ------------------------

                                   RECITALS
                                   --------

     A. Preview Travel-Delaware is a corporation duly organized and existing under the laws of the State of Delaware and has an authorized capital of 57,684,536 shares, of which 50,000,000 are designated "Common Stock," $0.001 par
                                                       ------------
value and 7,684,536 of which are designated "Preferred Stock," $0.001 par value.
                                             ---------------
The Preferred Stock is designated in five separate series of which 236,250 shares are designated Series A Preferred Stock, 798,410 are designated Series B Preferred Stock, 999,876 are designated Series C Preferred Stock, 1,950,000 are designated Series D Preferred Stock and 2,700,000 are designated Series E Preferred Stock. As of October __, 1997, 100 shares of Preview Travel-Delaware Common Stock were issued and outstanding, all of which are held by Preview Travel-California, and no shares of Preferred Stock were issued and outstanding.

     B. Preview Travel-California is a corporation duly organized and existing under the laws of the State of California and has an authorized capital of 38,469,073 shares, of which 23,100,000 are designated "Common Stock," $0.001 par
                                                       ------------
value and 15,369,073 of which are designated "Preferred Stock," $0.001 par
                                              ---------------
value. The Preferred Stock is designated in five separate series of which 472,500 shares are designated Series A Preferred Stock, 1,596,821 are designated Series B Preferred Stock, 1,999,752 are designated Series C Preferred Stock, 3,900,000 are designated Series D Preferred Stock and 5,400,000 are designated Series E Preferred Stock. As of October __, 1997, 3,785,206 shares of Common Stock were issued and outstanding, 472,500 shares of Series A Preferred Stock, 1,596,821 shares of Series B Preferred Stock, 1,974,749 shares of Series C Preferred Stock, 2,985,952 shares of Series D Preferred Stock and 5,037,351 shares of Series E Preferred Stock were issued and outstanding.

     C. The Board of Directors of Preview Travel-California has determined that, for the purpose of effecting the reincorporation of Preview Travel-California in the State of Delaware, it is advisable and in the best interests of Preview Travel-California that Preview Travel-California merge with and into Preview Travel-Delaware upon the terms and conditions provided in this Agreement.

     D. The respective Boards of Directors of Preview Travel-Delaware and Preview Travel-California have approved this Agreement and have directed that this Agreement be submitted to a vote of their respective stockholders and executed by the undersigned officers.

                                   AGREEMENT
                                   ---------

     In consideration of the mutual agreements and covenants set forth herein, Preview Travel-Delaware and Preview Travel-California hereby agree, subject to the terms and conditions hereinafter set forth, as follows:

     1.   MERGER.
          ------

          1.1  MERGER.  In accordance with the provisions of this Agreement, the
               ------
Delaware General Corporation Law and the California General Corporation Law, Preview Travel-California shall be merged with and into Preview Travel-Delaware (the "Merger"), the separate existence of Preview Travel-California shall cease
      ------
and Preview Travel-Delaware shall be, and is sometimes referred to below as, the "Surviving Corporation," and the name of the Surviving Corporation shall be
 ---------------------
Preview Travel.

          1.2  FILING AND EFFECTIVENESS.  The Merger shall become effective upon
               ------------------------
completion of the following actions:

               (a) Adoption and approval of this Agreement and the Merger by the stockholders of each Constituent Corporation in accordance with the applicable requirements of the Delaware General Corporation Law and the California General Corporation Law;

               (b) The satisfaction or waiver of all of the conditions precedent to the consummation of the Merger as specified in this Agreement;

               (c) The filing with the Secretary of State of Delaware of an executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the Delaware General Corporation Law; and

               (d) An executed Certificate of Merger or an executed counterpart of this Agreement meeting the requirements of the California General Corporation Law shall have been filed with the Secretary of State of California.

     The date and time when the Merger becomes effective is referred to in this Agreement as the "Effective Date of the Merger."
                  ----------------------------

          1.3  EFFECT OF THE MERGER.  Upon the Effective Date of the Merger, the
               --------------------
separate existence of Preview Travel-California shall cease and Preview Travel-Delaware, as the Surviving Corporation, (a) shall continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Effective Date of the Merger, (b) shall be subject to all actions previously taken by its and Preview Travel-California's Board of Directors, (c) shall succeed, without other transfer, to all of the assets, rights, powers and property of Preview

Travel-California in the manner more fully set forth in Section 259 of the Delaware General Corporation Law, (d) shall continue to be subject to all of the debts, liabilities and obligations of Preview Travel-Delaware as constituted immediately prior to the Effective Date of the Merger, and (e) shall succeed, without other transfer, to all of the debts, liabilities and obligations of Preview Travel-California in the same manner as if Preview Travel-Delaware had itself incurred them, all as more fully provided under the applicable provisions of the Delaware General Corporation Law and the California General Corporation Law.

     2.   CHARTER DOCUMENTS, DIRECTORS AND OFFICERS
          -----------------------------------------

     2.1  CERTIFICATE OF INCORPORATION.  The Certificate of Incorporation of
          ----------------------------
Preview Travel-Delaware as in effect immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.2  BYLAWS.  The Bylaws of Preview Travel-Delaware as in effect
          ------
immediately prior to the Effective Date of the Merger shall continue in full force and effect as the Bylaws of the Surviving Corporation until duly amended in accordance with the provisions thereof and applicable law.

     2.3  DIRECTORS AND OFFICERS.  The directors and officers of Preview Travel-
          ----------------------
Delaware immediately prior to the Effective Date of the Merger shall be the directors and officers of the Surviving Corporation until their successors shall have been duly elected and qualified or as otherwise provided by law, the Certificate of Incorporation of the Surviving Corporation or the Bylaws of the Surviving Corporation.

     3.   MANNER OF CONVERSION OF STOCK
          -----------------------------

     3.1  PREVIEW TRAVEL-CALIFORNIA COMMON STOCK.  Upon the Effective Date of
          --------------------------------------
the Merger, each two (2) shares of Preview Travel-California Common Stock issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such share or any other person, be converted into and exchanged for one (1) fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation.

     3.2  PREVIEW TRAVEL-CALIFORNIA PREFERRED STOCK.  Upon the Effective Date of
          -----------------------------------------
the Merger, each two (2) shares of Preview Travel-California Series A, Series B, Series C, Series D and Series E Preferred Stock, issued and outstanding immediately prior thereto, which shares are convertible into such number of shares of Preview Travel-California Common Stock as set forth in the Preview Travel-California Articles of Incorporation, as amended, shall, by virtue of the Merger and without any action by the Constituent Corporations, the holder of such shares or any other person, be converted into and exchanged for one fully paid and non-assessable share of Series A, Series B, Series C, Series D and Series E Preferred Stock of the Surviving Corporation, $0.001 par value, respectively, having such rights, preferences and privileges as set forth in the Certification of Incorporation of the Surviving Corporation, which shares of Preferred Stock shall be convertible into the same number of shares of the Surviving Corporation's Common

Stock, $0.001 par value as such share of Preview Travel-California Preferred Stock was convertible into shares of Preview Travel-California Common Stock immediately prior to the Effective Date of the Merger, subject to adjustment pursuant to the terms of the Certificate of Incorporation of the Surviving Corporation.

     3.3  PREVIEW TRAVEL-CALIFORNIA OPTIONS AND CONVERTIBLE SECURITIES.
          ------------------------------------------------------------

          (a) Upon the Effective Date of the Merger, the Surviving Corporation shall assume the obligations of Preview Travel-California under Preview Travel-California's 1988 Stock Option Plan, 1997 Stock Option Plan, 1997 Employee Stock Purchase Plan, 1997 Directors' Stock Incentive Plan and all other employee benefit plans of Preview Travel-California. Each outstanding and unexercised option, other right to purchase, or security convertible into, Preview Travel-California Common Stock or Preferred Stock (a "Right") shall become, subject to
                                               -----
the provisions in paragraph (c) hereof, an option, right to purchase, or a security convertible into the Surviving Corporation's Common Stock or Preferred Stock, respectively, on the basis of one share of the Surviving Corporation's Common Stock or Preferred Stock, as the case may be, for each two (2) shares of Preview Travel-California Common Stock or Preferred Stock, issuable pursuant to any such Right, on the same terms and conditions and at an exercise price equal to the product of two times the exercise price applicable to any such Preview Travel-California Right at the Effective Date of the Merger. This paragraph 3.3(a) shall not apply to Preview Travel-California Common Stock or Preferred Stock. Such Common Stock and Preferred Stock are subject to paragraph 3.1 and
3.2 hereof , respectively.

          (b) A number of shares of the Surviving Corporation's Common Stock and Preferred Stock shall be reserved for issuance upon the exercise or conversion of Rights equal to the one share of Preview Travel-Delaware for two shares of Preview Travel-California Common Stock and Preferred Stock so reserved immediately prior to the Effective Date of the Merger.

          (c) The assumed Rights shall not entitle any holder thereof to a fractional share upon exercise or conversion. In lieu thereof, any fractional share interests to which a holder of an assumed Right (other than an option issued pursuant to Preview Travel-Delaware's California's 1988 Stock Option Plan, 1997 Stock Option Plan, 1997 Employee Stock Purchase Plan, 1997 Directors' Stock Incentive Plan) would otherwise be entitled upon exercise or conversion shall be aggregated (but only with other similar Rights which have the same per share terms). To the extent that after such aggregation, the holder would still be entitled to a fractional share with respect thereto upon exercise or conversion, the holder shall be entitled upon the exercise or conversion of all such assumed Rights pursuant to their terms (as modified herein), to one full share of Common Stock or Preferred Stock in lieu of such fractional share. With respect to each class of such similar Rights, no holder will be entitled to more than one full share in lieu of a fractional share upon exercise or conversion.

     Notwithstanding the foregoing, with respect to options issued under the Preview Travel-California's 1988 Stock Option Plan, 1997 Stock Option Plan, 1997 Employee Stock Purchase Plan, 1997 Directors' Stock Incentive Plan that are assumed in the Merger, the number of shares of Common Stock to which the holder would be otherwise entitled upon exercise of each such assumed option following the Merger shall be rounded down to the nearest whole number and the exercise price shall be rounded up to the nearest whole cent. In addition, no "additional benefits" (within the meaning of Section 424(a)(2) of the Internal Revenue Code of 1986, as amended) shall be accorded to the optionees pursuant to the assumption of their options.

     3.4  PREVIEW TRAVEL-DELAWARE COMMON STOCK.  Upon the Effective Date of the
          ------------------------------------
Merger, each share of Common Stock, $0.001 par value, of Preview Travel issued and outstanding immediately prior thereto shall, by virtue of the Merger and without any action by Preview Travel-Delaware, the holder of such shares or any other person, be canceled and returned to the status of authorized but unissued shares.

     3.5  EXCHANGE OF CERTIFICATES.  After the Effective Date of the Merger,
          ------------------------
each holder of an outstanding certificate representing shares of Preview Travel-California Common Stock or Preferred Stock may be asked to surrender the same for cancellation to an exchange agent, whose name will be delivered to holders prior to any requested exchange (the "Exchange Agent"), and each such holder
                                       --------------
shall be entitled to receive in exchange therefor a certificate or certificates representing the number of shares of the appropriate class and series of the Surviving Corporation's capital stock into which the surrendered shares were converted as herein provided. Until so surrendered, each outstanding certificate theretofore representing shares of Preview Travel-California capital stock shall be deemed for all purposes to represent the number of whole shares of the appropriate class and series of the Surviving Corporation's capital stock into which such shares of Preview Travel-California capital stock were converted in the Merger.

     The registered owner on the books and records of the Surviving Corporation or the Exchange Agent of any such outstanding certificate shall, until such certificate shall have been surrendered for transfer or conversion or otherwise accounted for to the Surviving Corporation or the Exchange Agent, have and be entitled to exercise any voting and other rights with respect to and to receive dividends and other distributions upon the shares of capital stock of the Surviving Corporation represented by such outstanding certificate as provided above.

     Each certificate representing capital stock of the Surviving Corporation so issued in the Merger shall bear the same legends, if any, with respect to the restrictions on transferability as the certificates of Preview Travel-California so converted and given in exchange therefor, unless otherwise determined by the Board of Directors of the Surviving Corporation in compliance with applicable laws.

     If any certificate for shares of Surviving Corporation's stock is to be issued in a name other than that in which the certificate surrendered in exchange therefor is registered, it shall be a condition of issuance thereof that the certificate so surrendered shall be properly endorsed and otherwise in proper form for transfer, that such transfer otherwise be proper and comply with applicable securities laws and that the person requesting such transfer pay to the Exchange Agent any transfer or other taxes payable by reason of the issuance of such new certificate in a name other than that of the registered holder of the certificate surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not payable.

     3.6  FRACTIONAL SHARES. No fractional share interests of the Surviving
          -----------------
Corporation shall be issued. Any fractional share interests to which a holder would otherwise be entitled shall be aggregated so that no Preview Travel-California shareholder shall receive cash in an amount greater than the value of one (1) full share of Preview Travel-Delaware Common Stock.

     4.   GENERAL
          -------

     4.1  COVENANTS OF PREVIEW TRAVEL-DELAWARE.  Preview Travel-Delaware
          ------------------------------------
covenants and agrees that it will, on or before the Effective Date of the
Merger:

          (a) File any and all documents with the California Franchise Tax Board necessary for the assumption by Preview Travel Delaware of all of the franchise tax liabilities of Preview Travel-California; and

          (b) Take such other actions as may be required by the California General Corporation Law.

     4.2  FURTHER ASSURANCES.  From time to time, as and when required by
          ------------------
Preview Travel-Delaware or by its successors or assigns, there shall be executed and delivered on behalf of Preview Travel-California such deeds and other instruments, and there shall be taken or caused to be taken by it such further and other actions, as shall be appropriate or necessary in order to vest or perfect in or conform of record or otherwise by Preview Travel-Delaware the title to and possession of all the property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Preview Travel-California and otherwise to carry out the purposes of this Agreement, and the officers and directors of Preview Travel-Delaware are fully authorized in the name and on behalf of Preview Travel-California or otherwise to take any and all such action and to execute and deliver any and all such deeds and other instruments.

     4.3  ABANDONMENT.  At any time before the Effective Date of the Merger,
          -----------
this Agreement may be terminated and the Merger may be abandoned for any reason whatsoever by the Board of Directors of either Preview Travel-California or Preview Travel-Delaware, or both, notwithstanding the approval of this Agreement by the shareholders of Preview Travel-California or by the sole stockholder of Preview Travel-Delaware, or by both.

     4.4  AMENDMENT.  The Boards of Directors of the Constituent Corporations
          ---------
may amend this Agreement at any time prior to the filing of this Agreement (or certificate in lieu thereof) with the Secretary of State of the State of Delaware, provided that an amendment made subsequent to the adoption of this Agreement by the stockholders of either Constituent Corporation shall not: (a) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or on conversion of all or any of the shares of any class or series thereof of such Constituent Corporation, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any class of shares or series of capital stock of such Constituent Corporation.

     4.5  REGISTERED OFFICE.  The registered office of the Surviving Corporation
          -----------------
in the State of Delaware is located at 1013 Centre Road, City of Wilmington, County of New Castle. The Corporation Service Company is the registered agent of the Surviving Corporation at such address.

     4.6  AGREEMENT.  Executed copies of this Agreement will be on file at the
          ---------
principal place of business of the Surviving Corporation at 747 Front Street, San Francisco, California 94111 and copies thereof will be furnished to any stockholder of either Constituent Corporation, upon request and without cost.

     4.7  GOVERNING LAW.  This Agreement and all acts and transactions pursuant
          -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

     4.8  COUNTERPARTS.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     The undersigned authorized representatives of the Constituent Corporation have executed and acknowledged this Agreement as of the date first set forth above.

                                    PREVIEW TRAVEL, INC.,
                                    a Delaware corporation

                                    ___________________________________
                                    Kenneth R. Pelowski
                                    President


                                    PREVIEW TRAVEL, INC.,
                                    a California corporation

                                    ___________________________________
                                    Kenneth J. Orton
                                    President and Chief Executive Officer

                             PREVIEW TRAVEL, INC.

                           A California Corporation

                OFFICERS' CERTIFICATE OF APPROVAL OF THE MERGER


     Kenneth J. Orton and Kenneth Pelowski certify that:

     1. They are the President and the Secretary, respectively, of Preview Travel, Inc., a corporation organized under the laws of the State of California.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

     3. There were ___________ shares of Common Stock, 472,500 shares of Series A Preferred Stock, 1,596,821 shares of Series B Preferred Stock, 1,974,749 shares of Series C Preferred Stock, 2,985,952 shares of Series D Preferred Stock and 5,037,351 shares of Series E Preferred Stock issued and outstanding as of the record date (the "Record Date") and entitled to vote by written consent of the shareholders whereby the Agreement and Plan of Merger attached hereto (the "Merger Agreement") was approved.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was (a) more than 50% of the outstanding shares of Common Stock voting as a separate class, (b) more than 50% of the outstanding shares of Preferred Stock voting as a separate class, and (c) more than 50% of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock, voting together as separate classes.

                           [signature page follows]

     Kenneth J. Orton and Kenneth Pelowski further declare under penalty of perjury under the laws of the States of California and Delaware that each has read the foregoing certificate and knows the contents thereof and that the same is true and correct of his own knowledge.

     Executed in San Francisco, California on ____________________, 1997.



                                    _____________________________________
                                    Kenneth J. Orton
                                    President and Chief Executive Officer


                                    _____________________________________
                                    Kenneth R. Pelowski,
                                    Secretary

                                PREVIEW TRAVEL

                            A Delaware Corporation

                  OFFICER'S CERTIFICATE OF APPROVAL OF MERGER

     Kenneth Pelowski certifies that:

     1. He is the President the Secretary of Preview Travel, Inc., a corporation organized under the laws of the State of Delaware.

     2. The corporation has authorized two classes of stock, designated "Common Stock" and "Preferred Stock," respectively.

     3. There are 100 shares of Common Stock outstanding and entitled to vote on the Agreement and Plan of Merger attached hereto (the "Merger Agreement"). There are no shares of Preferred Stock outstanding.

     4. The principal terms of the Merger Agreement were approved by the Board of Directors and by the vote of a number of shares of each class and series of stock which equaled or exceeded the vote required.

     5. The percentage vote required was more than 50% of the votes entitled to be cast by holders of outstanding shares of Common Stock.

     Kenneth R. Pelowski further declares under penalty of perjury under the laws of the States of Delaware and California that he has read the foregoing certificate and knows the contents thereof and that the same is true and correct of his own knowledge.

     Executed in San Francisco, California on ____________________, 1997.




                                        ______________________________________
                                        Kenneth R. Pelowski,
                                        President and Secretary